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                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  __________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           Scientific-Atlanta, Inc.
            (Exact name of Registrant as Specified in Its Charter)

                           Georgia                                                 58-0612397
(State or Other Jurisdiction of Incorporation or Organization)        (I.R.S. Employer Identification No.)


5030 Sugarloaf Parkway, Lawrenceville Georgia                    30044-2689
   (Address of Principal Executive Offices)                      (Zip Code)

           Scientific-Atlanta, Inc. 1996 Employee Stock Option Plan
                           (Full Title of the Plan)

                               James F. McDonald
         President, Chief Executive Officer and Chairman of the Board
                           Scientific-Atlanta, Inc.
                            5030 Sugarloaf Parkway
                      Lawrenceville, Georgia  30044-2689
                    (Name and Address of Agent For Service)
                                (770) 903-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                Please address a copy of all communications to:
                          William E. Eason, Jr., Esq.
        Senior Vice President, General Counsel and Corporate Secretary
                           Scientific-Atlanta, Inc.
                            5030 Sugarloaf Parkway
                      Lawrenceville, Georgia  30044-2689
                                (770) 903-5000

                        CALCULATION OF REGISTRATION FEE

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
====================================================================================================================================
                                                 Amount               Proposed                Proposed             Amount Of
Title of Securities To Be Registered             To Be            Maximum Offering       Maximum Aggregate       Registration
                                             Registered (1)      Price Per Share (2)       Offering Price             Fee
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
Common Stock, par value $0.50 per share,
 together with associated preferred
 stock purchase rights (3)...............    5,000,000 shares          $50.425              $252,125,000            $63,032
====================================================================================================================================
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(1) Pursuant to General Instruction E of Form S-8, this registration statement covers the registration of 5,000,000 shares of common stock in addition to shares previously registered under Registration Statement Nos. 333-18893,
    333-67471 and 333-31968.  Pursuant to Rule 416(a) of the Securities Act of
    1933, as amended, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock dividends or similar transactions as provided in the Scientific-Atlanta, Inc. 1996 Employee Stock Option Plan.

(2) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the per share high and low sale prices ($51.85 and $49.00, respectively) of the common stock of the registrant on the New York Stock Exchange Composite on March 9, 2001.

(3) The securities also include preferred stock purchase rights associated with the common stock. These preferred stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate a separate filing.
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                               EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 5,000,000 additional shares of the common stock, par value $0.50 per share, together with associated preferred stock purchase rights (the "Common Stock"), of Scientific-Atlanta, Inc. ("Scientific-Atlanta") to be issued pursuant to the Scientific-Atlanta 1996 Employee Stock Option Plan (the "1996 Plan"). Scientific-Atlanta has previously registered shares of Common Stock to be issued under the 1996 Plan on Registration Statements on Form S-8 (Registration Statement Nos. 333-18893, 333-67471 and 333-31968, filed on December 27, 1996, November 18, 1998 and March 8, 2000, respectively) (the "Prior Registration Statements"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The exhibits filed as part of this registration statement are as follows:

Exhibit Number   Description of Exhibit
--------------   ----------------------

5 Opinion of William E. Eason, Jr., General Counsel of Scientific-Atlanta, as to the legality of the securities being registered.

23.1             Consent of William E. Eason, Jr. (contained in Exhibit 5).

23.2             Consent of Arthur Andersen LLP.

                                       2
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                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, state of Georgia, on this 13/th/ day of March, 2001.

                            SCIENTIFIC-ATLANTA, INC.



                            By:  /s/ James F. McDonald
                               -------------------------------------------------
                                 Name:  James F. McDonald
                                 Title:  President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date above indicated.

Name                             Title
----                             -----



/s/ James F. McDonald            President, Chief Executive Officer and Chairman
------------------------------   of the Board of Directors (Principal Executive
James F. McDonald                Officer)



/s/ Wallace G. Haislip           Senior Vice President, Chief Financial Officer
------------------------------   and Treasurer (Principal Financial Officer)
Wallace G. Haislip


/s/ Julian W. Eidson             Vice President and Controller
------------------------------   (Principal Accounting Officer)
Julian W. Eidson



/s/ Marion H. Antonini           Director
------------------------------
Marion H. Antonini



/s/ James I. Cash, Jr.           Director
------------------------------
James I. Cash, Jr.

                                       3
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/s/ David W. Dorman              Director
------------------------------
David. W. Dorman



/s/ William E. Kassling          Director
------------------------------
William E. Kassling



/s/ Mylle Bell Mangum            Director
------------------------------
Mylle Bell Mangum



/s/ David J. McLaughlin          Director
------------------------------
David J. McLaughlin



/s/ James V. Napier              Director
------------------------------
James V. Napier



/s/ Sam Nunn                     Director
------------------------------
Sam Nunn

                                       4
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                                 EXHIBIT INDEX

Exhibit Number      Description of Exhibit
--------------      ----------------------

5 Opinion of William E. Eason, Jr., General Counsel of Scientific-Atlanta, as to the legality of the securities being registered.

23.1                Consent of William E. Eason, Jr. (contained in Exhibit 5).

23.2                Consent of Arthur Andersen LLP.